SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X] Filed by a Party other than the Registrant [_] Check the appropriate box:
  [_]  Preliminary Proxy Statement
  [_]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
  [X]  Definitive Proxy Statement
  [_]  Definitive Additional Materials
  [_]  Soliciting Material Under Rule 14a-12

                               GraphOn Corporation
                (Name of Registrant as Specified In Its Charter)

          (Name of Person(s) Filing Proxy Statement, if other than the
                                   Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X] No fee required.
  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

  [_] Fee paid previously with preliminary materials.
  [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

                               GRAPHON CORPORATION
                          105 Cochrane Circle, Suite L
                          Morgan Hill, California 95037

                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 30, 2003

To the Stockholders of GraphOn Corporation:

      NOTICE IS GIVEN that the 2003 annual meeting of stockholders of GraphOn Corporation will be held at The Hilton Hotel, 6001 La Madrona Drive, Scotts Valley, California, 95066, on Tuesday, December 30, 2003 at the hour of 10:00 a.m., PST, for the following purposes:

      I. To elect one director to Class I of the board of directors to serve for a three-year term.

      II. To amend our 1998 Stock Option/Stock Issuance Plan to increase the number of shares of common stock available thereunder from 3,655,400 to 4,455,400.

      III. To ratify the selection of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2003.

      IV. To transact such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on November 11, 2003 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                    /s/ William Swain
                                    ----------------------
                                    William Swain
                                    Secretary

Morgan Hill, California
November 14, 2003




Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by our board of directors, and promptly return it in the pre-addressed envelope provided for that purpose. Any stockholder may revoke his or her proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

                               GRAPHON CORPORATION
                          105 Cochrane Circle, Suite L
                          Morgan Hill, California 95037

                                 PROXY STATEMENT

                                  INTRODUCTION

      This proxy statement is being mailed on or about November 14, 2003 to all stockholders who held our common stock at the close of business on November 11, 2003 in connection with the solicitation by our board of directors of proxies for the 2003 annual meeting of stockholders to be held at The Hilton Hotel, 6001 La Madrona Drive, Scotts Valley, California, 95066, on Tuesday, December 30, 2003, at 10:00 a.m., PST.

Solicitation of Proxies

      Who is soliciting my vote and how is the solicitation financed?

   This proxy solicitation is being made by GraphOn Corporation. Proxies are being solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us. We have also arranged for reimbursement of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by our directors, officers and employees, but such persons will not be specifically compensated for such services.

      When was the proxy statement mailed to stockholders?

   This proxy statement was first mailed to stockholders on or about November 14, 2003.

      Can I attend the meeting?

   All persons or entities who held shares of our common stock on November 11, 2003 can attend the meeting. If your shares are held through a broker and you would like to attend the meeting, please bring a copy of your brokerage account statement or an omnibus proxy (which can be obtained from your broker) and you will be permitted to attend the meeting.

Issues Submitted for Voting

      On what issues am I voting?

      o election of one director to Class I of the board of directors to serve for a three-year term;

      o amend our 1998 Stock Option/Stock Issuance Plan to increase the number of shares of common stock available thereunder from 3,655,400 to 4,455,400; and

      o ratification of the selection of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2003.

   Our board does not now know of any other matter that may be brought before the meeting.

      What if unanticipated business arises for vote at the meeting?

   In the event that any other matter should come before the meeting, or the director nominee should not be available for election, the persons named as proxy will have authority to vote, in their discretion, all proxies not marked to the contrary as they deem advisable.

Manner of Voting

      How do I cast my vote?

   Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director nominee as well as FOR each of the other two proposals.

      What if my shares are held through a bank or broker?

   Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker.

      May I revoke my proxy?

   Any stockholder may revoke his or her proxy, whether (s)he votes by mail or the Internet, at any time before the meeting, by written notice to such effect received by us at the address set forth above, attn: corporate secretary, by delivery of a subsequently dated proxy, or by attending the meeting and voting in person.

      Who will count the votes?

   Representatives of our transfer agent, American Stock Transfer & Trust Company, will count the votes.

      Is my vote confidential?

   Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer company and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer company to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential, unless you ask that your name be disclosed.

Votes Required

      How many shares can vote?

   Only stockholders who owned our common stock as of November 11, 2003 can cast votes on the proposals raised at this annual meeting. The total number of shares of our common stock outstanding as of the November 11, 2003 record date was 16,618,459. Our common stock is the only class of securities entitled to vote, each share being entitled to one non-cumulative vote. A list of stockholders of record as of November 11, 2003 will be available at our offices, 105 Cochrane Circle, Suite L, Morgan Hill, California 95037, for a period of ten days prior to the meeting and at the meeting itself, for examination by any stockholder.

      How many shares are required for the adoption of a proposal?

   A majority of the shares of our common stock outstanding and entitled to vote as of November 11, 2003 constitutes a quorum and must be present at the meeting, in person or by proxy, for the meeting to be held for the transaction of business.

   The Class I director will be elected by a plurality of the votes cast at the meeting. To be adopted the proposals to amend our 1998 Stock Option/Stock Issuance Plan and to ratify the selection of BDO Seidman, LLP as our independent auditors must receive the affirmative vote of more than 50% of the shares voting on the matter.

   If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Broker non-votes (proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares) will be counted as part of the quorum. However, broker non-votes will not be counted for purposes of determining whether a proposal has been approved. Abstentions will be counted in the tabulation of votes cast on each of the proposals presented. An abstention has the same effect as a vote AGAINST a proposal.

Stockholder Proposals for the 2004 Annual Meeting

      When are stockholder proposals for the 2004 annual meeting due?

   All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to William Swain, our Secretary, at our address prior to July 13, 2004.


                                   PROPOSAL I

                              ELECTION OF DIRECTORS

      The members of our board of directors are divided into three classes. The members of one class are elected at each annual meeting of stockholders to hold office for a three-year term and until successors of such class members have been elected and qualified. The respective members of each class are set forth below:

  o Class I:   Michael Volker (current nominee; term expires 2003)
  o Class II:  Robert Dilworth and August Klein (two persons; terms expire 2004)
  o Class III: Gordon M. Watson (one person; term expires 2005)

      One director is to be elected at this meeting to serve for a term of three years or until his respective successor is elected and qualified.

Nominee for Election at the 2003 Annual Meeting (to a three-year term expiring in 2006)

      The following sets forth information concerning the nominee:

      Michael Volker, age 54, has served as one of our directors since July 2001. Mr. Volker has been, since 1996, Director of the Industry Liaison Office, which has primary responsibility for the transfer of technology at Simon Fraser University. From 1996 to 2001, Mr. Volker was Chairman of the Vancouver Enterprise Forum, a non-profit organization dedicated to the development of British Columbia's technology enterprises. From 1991 to 1996, Mr. Volker was Chief Executive Officer and Chairman of the Board of Directors of RDM Corporation, a publicly-listed company Mr. Volker founded in 1987. RDM is a developer of specialized hardware and software products for both Internet electronic commerce and paper payment processing. From 1988 to 1992, Mr. Volker was Executive Director of BC Advances Systems Institute, a hi-tech research institute, and currently continues as a Trustee of BC as well a member of various charitable and educational boards. Prior to 1988, Mr. Volker had been active in various early stage businesses as a founder, investor, director and officer. Mr. Volker holds a Master of Applied Science and a Professional Engineer designation from the University of Waterloo.

Current Directors Whose Terms Expire in 2004 (Class II)

      Robert Dilworth, age 61, has served as one of our directors since July 1998 and was appointed Chairman in December 1999. In January 2002, Mr. Dilworth was appointed Interim Chief Executive Officer upon the termination, by mutual agreement, of our former Chief Executive Officer, Walter Keller. From 1987 to 1998, he served as the Chief Executive Officer and Chairman of the Board of Metricom, Inc., a leading provider of wireless data communication and network solutions. Prior to joining Metricom, from 1985 to 1988, Mr. Dilworth served as President of Zenith Data Systems Corporation, a microcomputer manufacturer. Earlier positions included Chief Executive Officer and President of Morrow Designs, Chief Executive Officer of Ultramagnetics, Group Marketing and Sales Director of Varian Associates Instruments Group, Director of Minicomputer Systems at Sperry Univac and Vice President of Finance and Administration at Varian Data Machines. Mr. Dilworth is also a director of eOn Communications, Sky Pipeline and Yummy Interactive. Mr. Dilworth previously served as director of Mobility Electronics and Get2Chip.com, Inc.

      August P. Klein, age 66, has served as one of our directors since August 1998. Mr. Klein has been, since 1995, the founder, and Chairman of the Board of JSK Corporation. Mr. Klein was also Chief Executive Officer of JSK Corporation from 1995 to 2002. From 1989 to 1993, Mr. Klein was founder and Chief Executive Officer of Uniquest, Inc., an object-oriented application software company. From 1984 to 1988, Mr. Klein served as Chief Executive Officer of Masscomp, Inc., a developer of high performance real time mission critical systems and UNIX-based applications. Mr. Klein has served as Group Vice President, Serial Printers at Data Products Corporation and President and Chief Executive Officer at Integral Data Systems, a manufacturer of personal computer printers. From 1957 to 1982, he was General Manager of the Retail Distribution Business Unit and Director of Systems Marketing at IBM. Mr. Klein is a director of QuickSite Corporation and has served as a trustee of the Computer Museum in Boston, Massachusetts since 1988. Mr. Klein holds a B.S. in Mathematics from St. Vincent's College.

Current Director Whose Term Expires in 2005 (Class III)

      Gordon M. Watson, age 67, has served as one of our directors since April 2002. In 1997 Mr. Gordon founded Watson Consulting, LLC, a consulting company for early stage technology companies, and has served as its President since its inception. From 1996 to 1997 he served as Western Regional Director, Lotus Consulting of Lotus Development Corporation. From 1988 to 1996, Mr. Watson held various positions with Platinum Technology, Incorporated, most recently serving as Vice President Business Development, Distributed Solutions. Earlier positions include Senior Vice President of Sales for Local Data, Incorporated, President, Troy Division, Data Card Corporation, and Vice President and General Manager, Minicomputer Division, Computer Automation, Incorporated. Mr. Watson also held various executive and director level positions with TRW, Incorporated, Varian Data Machines, and Computer Usage Company. Mr. Watson holds a Bachelors of Science degree in electrical engineering from the University of California at Los Angeles. Mr. Watson is also a director of DPAC Technologies.

Executive Officer that is not a Director

      William Swain, age 62, has served as our Chief Financial Officer and Secretary since March 2000. Mr. Swain was a consultant from August 1998 until February 2000, working with entrepreneurs in the technology industry in connection with the start-up and financing of new business opportunities. Mr. Swain was Chief Financial Officer and Secretary of Metricom Inc., from January 1988 until June 1997, during which time he was instrumental in private financings as well as Metricom's initial public offering and subsequent public financing activities. He continued as Senior Vice President of Administration with Metricom from June 1997 until July 1998. Prior to joining Metricom, Mr. Swain held top financial positions with leading companies in the computer industry, including Morrow Designs, Varian Associates and Univac. Mr. Swain holds a Bachelors degree in Business Administration from California State University of Los Angeles and is a Certified Public Accountant in the State of California.

      Executive officers are elected annually by our board to hold office until the first meeting of the board following the next annual meeting of stockholders and until their successors are chosen and qualified.

Board and Committee Meetings

      During 2002, our board met a total of eight times. All of our then directors attended all of the board and committee meetings during 2002, either in person or by electronic means.

      We have established an audit committee that recommends the selection of the independent auditors, reviews our annual audited financial statements and oversees our system of internal controls. The audit committee currently consists of three directors: Messrs. Klein, Volker and Watson. The audit committee met twice during 2002.

      We have established a compensation committee that reviews and approves the compensation and benefits for our executive officers, administers our stock plans and performs other duties as may from time to time be determined by our board. The compensation committee currently consists of two directors: Messrs. Dilworth and Klein. The compensation committee met twice during 2002.

      We have not established a nominating committee. Nominees for election as directors are selected by our board.

Compensation of Directors

      During the year ended December 31, 2002, directors who were not otherwise our employees were compensated at the rate of $1,000 for attendance at each meeting of our board, $500 for attendance at each meeting of a board committee, and a $1,500 quarterly retainer. Additionally, outside directors are granted stock options periodically, typically on a yearly basis.

Board Recommendation

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE TO SERVE AS A CLASS I DIRECTOR.


                                   PROPOSAL II

             AMENDMENT OF OUR 1998 STOCK OPTION/STOCK ISSUANCE PLAN

      Our 1998 Stock Option/Stock Issuance Plan (the 1998 plan) is intended to promote our interests by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in us, as an incentive for them to remain in our service. The 1998 plan was adopted by our board on June 23, 1998 and approved by our stockholders on June 23, 1998. Pursuant to the current terms of the 1998 plan, 3,655,400 shares of common stock may be issued to our officers and other employees, our non-employee board members and independent consultants in our service. However, in no event may any one participant in the 1998 plan receive option grants or direct stock issuances for more than 278,800 shares of common stock in the aggregate per calendar year. Our stockholders are being asked to approve an amendment to the 1998 plan to increase the number of shares of common stock available thereunder from 3,655,400 to 4,455,400.

      The shares of common stock reserved for issuance under the 1998 plan are made available from authorized but unissued common stock or from shares of common stock reacquired by us, including shares repurchased by us on the open market. Should an option expire, terminate for any reason prior to exercise in full or be cancelled by us in accordance with the provisions of the 1998 plan, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 1998 plan. Unvested shares issued under the 1998 plan and subsequently repurchased by us will be added back to the share reserve and will accordingly be available for subsequent issuance under the 1998 plan.

      As of November 7, 2003, options for 2,038,968 shares of common stock were outstanding under the 1998 plan, options for 323,904 shares of common stock had been exercised and an additional 283,540 shares had been issued directly under the stock issuance program. Without giving effect to the approval of the proposed amendment to the 1998 plan, 1,008,988 shares of common stock remained available for future issuance under the 1998 plan as of November 7, 2003. Included in this amount are options for 508,210 shares of common stock that were tendered for exchange by various employees, under the terms of our July 2003 Offer to Exchange. Pursuant to the terms of the Offer to Exchange, we are scheduled to grant a like number of options to the respective employees in January 2004.

      Our compensation committee has exclusive authority to administer the 1998 plan with respect to option grants and stock issuances made to our executive officers and non-employee board members. Administration of the 1998 plan with respect to all other eligible individuals may, at our board's discretion, be vested in our compensation committee or any secondary committee made up of one or more board members, or our board may retain such administrative authority. The term "plan administrator," as used in this description of the 1998 plan, will mean either our board, the compensation committee or any secondary committee, to the extent each such entity is acting in its capacity as administrator of the 1998 plan.

      The 1998 plan is divided into two separate components:

      o the option grant program under which eligible individuals may, at the discretion of the plan administrator, be granted options to purchase shares of common stock at an exercise price not less than 85% of their fair market value on the grant date; and

      o the stock issuance program under which eligible individuals may, at the discretion of the plan administrator, be issued shares of common stock directly through the purchase of vested or unvested shares at a price not less than 85% of their fair market value at the time of issuance or as a fully-vested bonus for past services rendered to us.

      The shares subject to each option granted under the option grant program and unvested shares issued under the stock issuance program will vest in one or more installments over the recipient's period of service with us. However, no vesting schedule will be at a rate less than 20% per year, with the initial vesting to occur no later than one year after the grant date of the option or the issue date of the unvested shares. No granted option may have a term in excess of ten years, and each granted option will be subject to earlier termination within a designated period following the optionee's cessation of service with us.

      The exercise price may be paid in cash or, in some circumstances, (i) in shares of common stock or (ii) for vested shares, through a same-day sale program, pursuant to which a designated brokerage firm effects the immediate sale of those shares and pays over to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares. In addition, the plan administrator may provide financing to one or more participants in connection with the exercise of their outstanding options or the purchase of their unvested shares by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise or purchase price and any associated withholding taxes incurred in connection with such exercise or purchase.

      The plan administrator has the authority to effect the cancellation of outstanding options under the option grant program in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of the common stock on the new grant date.

      Our board may amend or modify the 1998 plan at any time. The 1998 plan will terminate on June 22, 2007, unless sooner terminated by our board or in connection with an acquisition of us in which the 1998 plan is not assumed by the acquiring entity.

      Assuming approval of the proposed amendment to the 1998 plan and after giving effect thereto, as of December 30, 2003 there would be 1,808,988 shares of common stock available for issuance under the 1998 plan. Included in this amount are options for 508,210 shares of common stock that were tendered for exchange by various employees, under the terms of our July 2003 Offer to Exchange. Pursuant to the terms of the Offer to Exchange, we are scheduled to grant a like number of options to the respective employees in January 2004.

Equity Compensation Plan Information. The following table sets forth information related to all of our equity compensation plans as of December 31, 2002:


                                     Number of
                                 Securities to be
                                    Issued Upon              Weighted Average              Number of
                                    Exercise of              Exercise Price of             Securities
                                    Outstanding                 Outstanding                 Remaining
                                 Options, Warrants           Options, Warrants            Available for
     Plan Category                   and Rights                  and Rights              Future Issuance
----------------------------- -------------------------- -------------------------- -------------------------
Equity compensation plans
approved by security
holders:
     Stock option plans            2,557,508                    $ 3.07                      753,351
     Employee stock                   (1)                         (1)                         (1)
     purchase plan
----------------------------- -------------------------- -------------------------- -------------------------
Equity compensation plans
not approved by security
holders:
     Stock option plan (2)            26,799                    $ 1.52                      373,201
----------------------------- -------------------------- -------------------------- -------------------------
Total                              2,584,307                    $ 3.05                    1,126,552
----------------------------- -------------------------- -------------------------- -------------------------


(1) Under terms of the employee stock purchase plan, employees who participate in the plan are eligible to purchase shares of common stock. As of December 31, 2002, 90,678 shares had been purchased through the plan, at an average cost of $1.76 per share and 109,322 shares are available for future purchase.
(2) On April 30, 2000 our board approved a supplemental stock option plan. Participation in the supplemental plan is limited to those employees who are, at the time of the option grant, neither officers nor directors. The supplemental plan was initially authorized to issue options for up to 400,000 shares of common stock. The exercise price per share is subject to the following provisions:
        o  The exercise price per share shall not be less than 85% of the fair market value per share of common stock on the option grant date.
        o  If the person to whom the option is granted is a 10% shareholder, then the exercise price per share shall not be less than 110% of the fair market value per share of common stock on the option grant date.
      All options granted are immediately exercisable by the optionee. The options vest, ratably, over a 33-month period, however no options vest until after three months from the date of the option grant. The exercise price is immediately due upon exercise of the option. The supplemental plan shall terminate no later than April 30, 2010.

Board Recommendation

      THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF OUR SHARES OF COMMON STOCK PRESENT AND VOTING, IN PERSON OR BY PROXY, IS REQUIRED FOR APPROVAL OF THIS PROPOSAL. OUR BOARD RECOMMENDS A VOTE FOR SUCH PROPOSAL.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth information for the fiscal years ended December 31, 2002, 2001, and 2000 concerning compensation we paid to our Chief Executive Officer and our other executive officers whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2002.


                                 Annual Compensation         |              Long-term Compensation
                          -----------------------------------|-------------------------------------------------
                                                             |        Awards           Payouts
                                                             |---------------------- -----------
                                                             |Restricted  Securities
    Name and                                    Other Annual |  Stock     Underlying    LTIP        All Other
Principal Position  Year    Salary     Bonus    Compensation |  Awards     Options     Payouts    Compensation
------------------ ------ ---------- --------- --------------|---------- ----------- ----------- --------------
Robert Dilworth     2002  $ 256,000      -           -       |    -         100,000       -             -
Chairman of the     2001      -          -           -       |    -          60,000       -             -
Board and Chief     2000      -          -           -       |    -             -         -             -
Executive Officer                                            |
(Interim)(1)                                                 |
------------------ ------ ---------- --------- --------------|---------- ----------- ----------- --------------
William Swain       2002  $ 147,692      -           -       |    -             -         -         $ 2,000 (3)
Chief Financial     2001  $ 117,785      -           -       |    -         135,000       -         $ 1,000 (3)
Officer and         2000  $ 132,100  $ 28,715        -       |    -         245,000       -         $ 1,000 (3)
Secretary (2)                                                |
------------------ ------ ---------- --------- --------------|---------- ----------- ----------- --------------


(1) Mr. Dilworth began as Chief Executive Officer (Interim) during January 2002. As an interim Chief Executive Officer, Mr. Dilworth is compensated as a consultant and not an employee, consequently; he is eligible to receive compensation for his services as a director.
(2)   Mr. Swain joined our company in March 2000.
(3)   Company matching contribution to the 401(k) Plan.

Option Grants in Last Fiscal Year

      The following table shows the stock option grants made to the executive officers named in the Summary Compensation Table elsewhere in this proxy statement during the 2002 fiscal year:

                                                                                                      Potential Realizable
                                                                                                        Value at Assumed
                                                     Percent of Total                                    Annual Rates of
                        Number of Shares of         Options Granted to     Per Share                   Stock Appreciation
                      Common Stock Underlying           Employees           Exercise   Expiration        for Option Term
       Name             Options Granted (1)           In Fiscal Year       Price (2)      Date            5%         10%
---------------       -----------------------       ------------------     ---------   ----------     ---------------------
Robert Dilworth               100,000                      10.5%           $   0.25     03/05/12      $ 327,549   $ 431,639

William Swain                    -                           -                  -           -              -           -
-------------

(1) Options are immediately exercisable upon issuance to the optionee.
(2) Options were granted at an exercise price equal to the fair market value of our common stock, as determined by the closing sales price reported on The Nasdaq Stock Market on the date of grant.

Fiscal Year-End Option Values

      The following table shows information with respect to unexercised stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2002. No options held by such individuals were exercised during 2002.


                          Number of Shares of Common                     Value of Unexercised
                         Stock Underlying Unexercised                    In-the-Money Options
                       Options at December 31, 2002 (1)                at December 31, 2002 (2)
                       -----------------------------------          ----------------------------------
    Name                Exercisable          Unexercisable          Exercisable          Unexercisable
---------------        ------------          -------------          -----------          -------------
Robert Dilworth           360,000                 --                     --                    --
William Swain             380,000                 --                     --                    --
--------------

(1) Shares issued upon exercise of the options are subject to GraphOn's repurchase, which right lapses in 33 equal monthly installments beginning three months after the date of the grant.
(2) The per share exercise price of each of the unexercised stock options set forth in the table above exceeded $0.13, the fair market value of a share of GraphOn's common stock as of December 31, 2002.

Compensation Committee Interlocks and Insider Participation

      During the year ended December 31, 2002, the compensation committee was comprised of Robert Dilworth, our Interim Chief Executive Officer and Chairman of the Board, and August Klein, a non-employee director.


                            REPORT OF AUDIT COMMITTEE

      This report is submitted by the audit committee of the board of directors. The audit committee is currently comprised of Messrs. Klein, Volker and Watson, all of whom are non-employee directors of the Company and, aside from being a director of the Company, each is otherwise independent of the Company as defined by the SEC. The audit committee operates under a written charter adopted by the Board of Directors.

      The audit committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including compliance with accounting principles generally accepted in the United States and the legal requirements of the Sarbanes-Oxley Act of 2002. In fulfilling its oversight responsibilities, the audit committee reviewed the audited consolidated financial statements in the Annual Report on Form 10-K with management, including a discussion of both the quality and acceptability of the accounting principles applied, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies and the clarity of disclosures in the financial statements. In addition, the audit committee discussed the rules under Sarbanes-Oxley that pertain to the audit committee and the roles and responsibilities of the audit committee members.

      During the year ended December 31, 2002, the Company's independent certified public accountants were BDO Seidman, LLP. BDO Seidman is responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States. In addition to audit-related services, BDO Seidman also performed non-audit related services that consisted primarily of tax services for the Company during 2002. The audit committee reviewed BDO Seidman's judgments of both the quality and acceptability of the accounting principles applied by management and such other matters that are required to be discussed with the audit committee under audited standards generally accepted in the United States.

      In overseeing the preparation of GraphOn's financial statements, the audit committee met with both GraphOn's management and BDO Seidman, with and without management being present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. GraphOn's management advised the audit committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States and that they complied with the rules of Sarbanes-Oxley. The audit committee's review included discussions with BDO Seidman of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) as well as matters relating to BDO Seidman's independence, including the disclosures made to the audit committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee).

      On the basis of these reviews and discussions, the audit committee recommended to the Board of Directors that it approve the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

      The audit committee has also evaluated the performance of BDO Seidman, including, among other things, the amount of fees paid to them for audit and non-audit related services in 2002. Information related to BDO Seidman's fees for 2002 is discussed below in the proxy statement under "Proposal III - Ratification of Selection of Independent Auditors". Based on its evaluation, the audit committee has recommended that the Company retain BDO Seidman to serve as the Company's auditors for the fiscal year ended December 31, 2003.

                                    THE AUDIT COMMITTEE

                                    November 6, 2003
                                    August P. Klein, Chairman
                                    Michael Volker
                                    Gordon M. Watson

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information, as of November 7, 2003, based upon information obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock held by:

   o   each director;
   o each person known by us to beneficially own 5% or more of our common stock;
   o each executive officer named in the Summary Compensation Table elsewhere in this proxy statement; and
   o   all directors and executive officers as a group:


      Unless otherwise indicated, the address for each stockholder is c/o GraphOn Corporation, 105 Cochrane Circle, Suite L, Morgan Hill, California 95037.


                                            Number of Shares of Common
   Name and Address Beneficial Owner       Stock Beneficially Owned (1)      Percent of Class
------------------------------------       ----------------------------      ----------------
 Corel Corporation
    1600 Carling Avenue
    Ottawa, Ontario
    K1Z 8R7, Canada                              1,193,824 (2)                      7.2%
Robert Dilworth                                    413,820 (3)                      2.4%
August P. Klein                                    183,260 (4)                      1.1%
Michael Volker                                     110,700 (5)                       *
William Swain                                      391,000 (6)                      2.3%
Gordon Watson                                       40,000 (7)                       *
All current executive officers
    and directors as a group
    (5 persons)                                  1,138,780 (8)                      6.5%
---------------------------------------------------------------------------------------------

 *Denotes less than 1%.

(1) As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security. Except as otherwise indicated, all persons named herein have sole voting power and investment power with respect to their respective shares of our common stock, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their respective shares of our common stock. With respect to each stockholder, any shares issuable upon exercise of all options and warrants held by such stockholder that are currently exercisable or will become exercisable within 60 days of November 7, 2003 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Percentage ownership of our common stock is based on 16,629,387 shares of our common stock outstanding as of November 7, 2003.
(2) Based on information contained in a Schedule 13D filed by Corel Corporation on June 26, 2000.
(3) Includes 360,000 shares of common stock issuable upon the exercise of outstanding options.
(4) Includes 32,500 shares of common stock issuable upon exercise of outstanding options.
(5) Includes 10,000 shares of common stock issuable upon exercise of outstanding options.
(6) Includes 380,000 shares of common stock issuable upon exercise of outstanding options.
(7) Reflects 40,000 shares of common stock issuable upon exercise of outstanding options.
(8) Includes 822,500 shares of common stock issuable upon exercise of outstanding options.


Compliance with Section 16(a) of Securities Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rule to furnish us with copies of all Section 16(a) forms they file.

      Based solely on our review of the copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the year ended December 31, 2002, all filing requirements applicable to our officers, directors and greater than 10% owners of our common stock were complied with.


                                  PROPOSAL III

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      Our board has selected BDO Seidman, LLP to audit its accounts for the fiscal year ending December 31, 2003. Such firm, which has served as our independent auditors since 1998, has reported to us that none of its members has any direct financial interest or material indirect financial interest in our company.

      Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of BDO Seidman, LLP as our independent auditors.

      A representative of BDO Seidman, LLP is expected to attend the annual meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

      Fees billed by BDO Seidman, LLP for fiscal 2002:

       Audit Fees:..................................................................        $   98,700
       Financial Information System Design and Implementation Fees:.................        $        -
       All other fees: (1)..........................................................        $   17,000
                                                                                            ----------
                                                                                            $  115,700
      ------------

      (1) Included in "All other fees" are fees for consultation on accounting and financial reporting matters and tax services.

Board Recommendation

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.



                            ACCOMPANYING INFORMATION

      Accompanying this proxy statement is a copy of our annual report to stockholders for our fiscal year ended December 31, 2002. Such annual report includes our audited financial statements for the three fiscal years ended December 31, 2002. No part of such annual report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made.

                               GRAPHON CORPORATION

                          105 Cochrane Circle, Suite L
                          Morgan Hill, California 95037

          This Proxy is Solicited on Behalf of the Board of Directors.

      The undersigned hereby appoints Robert Dilworth and William Swain as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side hereof, all the shares of Common Stock of GraphOn Corporation (the "Company") held of record by the undersigned on November 7, 2003, at the Annual Meeting of Stockholders to be held on December 30, 2003 or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals I, II and III.

                (Continued and to be signed on the reverse side)

                         Annual Meeting of Stockholders
                               GRAPHON CORPORATION

                                December 30, 2003


  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
               YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X].


                                FOR        WITHHELD
                              Nominee    From Nominee
 I.   Election of Director      [ ]          [ ]        Nominee: Michael Volker

                                               FOR     AGAINST    ABSTAIN
 II.  To amend our 1998 Stock Option/Stock     [ ]       [ ]        [ ]
      Issuance Plan to increase the number
      of Shares of common stock available
      thereunder From 3,655,400 to 4,455,400.

 III. To ratify the selection of BDO Seidman,  [ ]       [ ]        [ ]
      LLP as the Company's independent
      auditors for the fiscal year ended
      December 31, 2003.

 IV. To transact such other business as may properly come before the meeting.

      Please mark, sign, date and return the proxy card promptly using the enclosed envelope.


Signature(s) __________________________  __________________________________
                                           SIGNATURE IF HELD JOINTLY

Dated: ____________, 2003


Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.